UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2009

MICRON ENVIRO SYSTEMS, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-30258 (Commission File Number)	98-0202944 (IRS Employer Identification No.)

8 Bond Street, #121 Great Neck, NY, USA (Address of principal executive offices)	11021 (Zip Code)

Registrant's telephone number, including area code 315-307-8136

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

We submitted a Certificate of Change Pursuant to NRS 78.209 to the Nevada Secretary of State, which was filed and certified on July 9, 2009.  On July 2, 2009, our board of directors approved a forward stock split on a  three for one basis  regarding our common shares, as well as a corresponding increase to our authorized capital, which is to become effective as of August 3, 2009.  All fractional common shares that result from the forward split are to be rounded up.

When that change becomes effective, our authorized capital will increase from 600,000,000 common shares with a par value of $0.001 to 1,800,000,000 common shares with a par value of $0.01.

As of the date of this Report, we are awaiting approval for the forward split and increase in authorized capital from FINRA.

Pursuant to Form 8-K, General Instructions F,  we hereby incorporate by reference a Certificate of Change Pursuant to NRS 78.209 attached hereto as Exhibit 3 (i).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 3 (i)	Certificate of Change Pursuant to NRS 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 2009

MICRON ENVIRO SYSTEMS, INC.

By:  /s/ Bradley Rudman
Name:  Bradley Rudman
Title:    President, Director

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